UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ESPORTS ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-3062752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

170 Pater House, Psaila Street Birkirkara, Malta, BKR	9077
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 231167

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

The securities to be registered hereby are the common stock, $0.001 par value per share (the “Common Stock”), and the Unit A Warrants to purchase Common Stock (the “Warrants”), of Esports Entertainment Group, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock set forth under the heading “Description of Securities” and under the further heading “Common Stock” and the description of the Unit A Warrants set forth under the heading “Description of Securities” and under the further heading “Warrants Offered Hereby”, and under the further heading “Unit A Warrants” both contained in the Registrant’s registration statement on Form S-1 (File No. 333-231167) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on May 2, 2019, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	April 2, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name: Grant Johnson
Title: Chief Executive Officer

2